EXHIBIT 3.107
State of Delaware
Office of the Secretary of State
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “WILLIAMETTE VALLEY MEDICAL CENTER, LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
[SEAL]

/s/ Edward J. Freel
Edward J. Freel, Secretary of State

2964656 8100	AUTHENTICATION: 9399739

981431196	Date: 11/12/98

CERTIFICATE OF FORMATION
OF
WILLIAMETTE VALLEY MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Williamette Valley Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of October 30 , 1998.

By:	/s/ John M. Franck III
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1998
981431196 - 02964656 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
WILLAMETTE VALLEY CLINICS, LLC
     The undersigned authorized person, desiring to amend the Certificate of Formation of Willamette Valley Clinics, LLC (the “LLC”) pursuant to Section 18-202 of the Delaware Limited Liability Company Act does hereby certify as follows:
     1. The name of the LLC is Willamette Valley Clinics, LLC, and its Certificate of Formation was filed on January 6, 1999, with the Delaware Secretary of State.
     2. The Certificate of Formation of the LLC is hereby amended as follows:
     SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD: The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     6. This Certificate of Amendment shall be effective upon its filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 29th day of February, 2008.

By:	/s/ Denise W. Warren
	Name:	Denise W. Warren
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 04:18 PM 03/03/2008
FILED 03:26 PM 03/03/2008
SRV 080275883 - 2989347 FILE